Exhibit 99.2(d)(4)

NOTICE OF GUARANTEED DELIVERY
For Shares of Common Stock of

JAPAN SMALLER CAPITALIZATION FUND, INC.
Subscribed for under Primary Subscription
and the Over-Subscription Privilege

As set forth in the Prospectus dated [ ], 2011 (the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund’s Common Stock (the “Shares”) subscribed for under the Primary Subscription and the Over-Subscription Privilege.  Such form may be delivered by facsimile transmission, overnight courier or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York time, on [_], 2011 (the “Expiration Date”), unless extended.  The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein.  Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare Trust Company, N.A.

By First Class Mail	By Express Mail or Overnight Courier:

Japan Smaller Capitalization Fund, Inc. c/o Computershare P.O. Box 43011 Providence, RI 02940-3011	Japan Smaller Capitalization Fund, Inc. c/o Computershare Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

By Facsimile:

617-360-6810 With the original Subscription Certificate to be sent by mail or overnight courier. Confirm facsimile by telephone to: 781-575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., New York time, on the Expiration Date, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment (at the estimated Subscription Price of $[_] per share) must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration Date, unless extended).  Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on the third Business Day after the Expiration Date ([_], 2011, unless extended, as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

JAPAN SMALLER CAPITALIZATION FUND, INC.	Broker Assigned Control # _______

1. Primary Subscription	Number of Rights to be exercised ________ Rights	Number of Primary Shares requested for which you are guaranteeing delivery of Rights and Payment ________ Shares (Rights ÷ by [_])	Payment to be made in connection with Primary Shares $ ___________
2. Over-Subscription		Number of Over-Subscription Shares requested for which you are guaranteeing payment ________ Shares	Payment to be made in connection with Over-Subscription Shares $ ___________
3. Totals	Total Number of Rights to be Delivered ________ Rights		$ ___________ Total Payment

Method of delivery (circle one)

A.	Through The Depository Trust Company (“DTC”)*

B.	Direct to Computershare Trust Company N.A., as Subscription Agent. Please reference below the registration of the Rights to be delivered.

______________________________

______________________________

______________________________

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date

BENEFICIAL OWNER LISTING CERTIFICATION

Japan Smaller Capitalization Fund, Inc. Rights Offering

The undersigned, a bank, broker or other nominee holder of Rights (the “Rights”) to purchase Shares of common stock, $0.10 par value, of Japan Smaller Capitalization Fund, Inc. (the “Fund”) pursuant to the Rights Offering (the “Offer”) described and provided for in the Fund's Prospectus dated [ ], 2011 (the "Prospectus"), hereby certifies to the Fund and to Computershare Trust Company, N.A., as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.

Number of Record Date Shares Owned		NUMBER OF RIGHTS exercised pursuant to the Primary Subscription	NUMBER OF SHARES requested pursuant to the Over-Subscription Privilege
1
2
3
4
5
6
7
8
9
10.
vested
Name of Nominee Holder
By:
Name:
Title:
Dated:	, 2011

Provide the following information, if applicable:
Depository Trust Corporation (“DTC”) Participant Number	Name of Broker
DTC Primary Subscription Confirmation Number(s)	Address